UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2013, PositiveID Corporation (the “Company”) entered into a Stock Purchase Agreement and a Registration Rights Agreement (collectively, the “Agreements”) with Ironridge Global IV, Ltd., a British Virgin Islands business company (“Ironridge”). Pursuant to the Agreements, the Company agreed to issue 450 shares of Series F Preferred Stock (“Series F”) to Ironridge in exchange for $300,000. Additionally, the Company issued 100 shares and 50 shares of Series F as commitment and documentation fees, respectively.

The Series F earns a dividend of 7.65% and is redeemable by the Company after seven years. The Series F has a liquidation value of $1,000 per share, plus accrued dividends, and is convertible at the option of Ironridge into shares of the Company’s common stock at a discount. The Company has the option to buy back any shares of Series F at the liquidation value plus accrued dividends, without any premium. The Company has also agreed to file a Registration Statement covering the common shares underlying the Series F within 30 days of closing and to use its best efforts to get the Registration Statement effective. In the event that the Registration Statement is not filed within 30 days after closing or does not become effective within 90 days of closing, then the Company is obligated to issue 150 shares of Series F. If the Registration Statement is not declared effective within 120 days after the closing, then the Company is obligated to issue an additional 150 shares of Series F, as liquidated damages.

Copies of the Stock Purchase Agreement and Registration Rights Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The description of certain terms of the Agreements set forth herein do not purport to be complete and are qualified in its entirety by the provisions of such agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, Ironridge is an accredited investor, Ironridge had access to information about the Company and their investment, Ironridge took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement between PositiveID Corporation and Ironridge Global IV, Ltd., dated August 26, 2013
10.2	Registration Rights Agreement between PositiveID Corporation and Ironridge Global IV, Ltd., dated August 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation
Date: August 30, 2013
/s/ William J. Caragol
William J. Caragol
Chief Executive Officer

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